UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2023

Blue Water Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900

Cincinnati, Ohio 45202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	BWV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Appointment

On October 4, 2023 (the “Effective Date”), Blue Water Biotech, Inc. (the “Company”) appointed Dr. Neil Campbell, 63, as President and Chief Executive Officer of the Company and as a member of the Board of Directors (the “Board”) of the Company, effective immediately. As a Class III director, Dr. Campbell’s term lasts until the Company’s 2024 annual meeting of stockholders.

Dr. Campbell has more than 35 years of experience with public and private companies focused on biopharmaceuticals, health technologies, nanotechnologies, artificial intelligence and super-computing. He has held leadership positions with IGEN International, now Roche; Celera Genomics; and Abbott Laboratories. In addition, he has worked as a venture capital partner and private equity advisor. He served as executive chairman of Mosaigen, a commercial development company, from 2004 to October 2023, and has served as chairman of Patriax Industries, a protective device company, since January 2023. Prior to joining the Company, Dr. Campbell was president, CEO and a director of Marizyme Inc from November 2020 to March 2021. He also founded and served as chairman and CEO of Celios, a respiratory device company that was acquired by a private investment group. Prior to this, Dr. Campbell was the co-founder, president and CEO of Helomics, a personalized healthcare company focused on next-generation oncology and immune therapeutics and diagnostics. This company was acquired by a private equity investor. Dr. Campbell also held senior executive positions with SuperNova Diagnostics, EntreMed Pharmaceuticals and Life Technologies. Dr. Campbell has been a faculty member at Johns Hopkins University and Medical Institutes, Hong Kong University of Science and Tech, University of Liverpool, University of Baltimore and Duquesne University. He earned a bachelor of science degree from Norwich University, a master’s degree and MBA from Webster University, and a doctorate from the University of Liverpool.

Dr. Campbell has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Dr. Campbell and any other persons pursuant to which he was selected as a director.

In connection with Dr. Campbell’s appointment, the Company and Dr. Campbell entered into an employment agreement (the “Campbell Employment Agreement”), pursuant to which Dr. Campbell will serve as President and Chief Executive Officer of the Company and will be paid a signing bonus of $75,000 and an annual base salary of $475,000. In addition, Dr. Campbell is entitled to receive, subject to employment by the Company on the applicable date of bonus payout, an annual target discretionary bonus of up to 50% of his annual base salary, payable at the discretion of the Compensation Committee of the Board. Dr. Campbell is also eligible to receive healthcare benefits as may be provided from time to time by the Company to its employees generally, and to receive paid time off annually.

Pursuant to the Campbell Employment Agreement, Dr. Campbell was granted a long-term equity incentive grant in the form of an option to purchase 3% of the total outstanding shares of the Company’s common stock as of the Effective Date. Such award vests in quarterly increments over a period of three years from the Effective Date, subject to Dr. Campbell’s continued employment by the Company on the applicable vesting date. Dr. Campbell’s option grant has an exercise price per share equal to $0.4305, which was the closing price of the Company’s common stock on the Nasdaq Stock Market on the grant date.

Pursuant to the Campbell Employment Agreement, Dr. Campbell agreed to be bound by certain non-compete and non-solicitation covenants contained therein.

The foregoing description of the Campbell Employment Agreement is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

CFO Resignation and Appointment

Effective as of October 4, 2023, Jon Garfield resigned as Chief Financial Officer of the Company. The Company and Mr. Garfield entered into a separation agreement (the “Separation Agreement”), which provides for two months of severance payment. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On the Effective Date, the Company appointed Bruce Harmon, 65, as Chief Financial Officer of the Company, effective immediately.

Mr. Harmon has more than 40 years of experience in financial positions with life sciences companies and various other industries. Mr. Harmon has served in a variety of roles, including chief financial officer, controller, chief executive officer, and audit committee chairman. He has been an independent consultant since 2008 through his business, Lakeport Business Services, Inc., and served in the outsourced CFO capacity for multiple publicly traded companies. During this time, Mr. Harmon was CFO of Marizyme Inc. from 2020 to 2021, CFO of bioAffinity Technologies Inc. in 2022, a director of Dale Biotech LLC since 2017, and a director of Patriax Industries since 2023. He has extensive experience with fundraising, public offerings, mergers and acquisitions, and turnarounds. Earlier in his career, he was a member of a team that, at the invitation of the Environmental Programmé, presented a green building product to delegates at the United Nations. He earned a bachelor of science degree in accounting from Missouri State University.

Mr. Harmon has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Harmon and any other persons pursuant to which he was selected as a director.

In connection with Mr. Harmon’s appointment, the Company and Mr. Harmon entered into an employment agreement (the “Harmon Employment Agreement”), pursuant to which Mr. Harmon will serve as Chief Financial Officer of the Company and will be paid an annual base salary of $325,000. In addition, Mr. Harmon is entitled to receive, subject to employment by the Company on the applicable date of bonus payout, an annual target discretionary bonus of up to 30% of his annual base salary, payable at the discretion of the Compensation Committee of the Board. Pursuant to the Harmon Employment Agreement, Mr. Harmon is also eligible to receive healthcare benefits as may be provided from time to time by the Company to its employees generally, and to receive paid time off annually.

Pursuant to the Harmon Employment Agreement, Mr. Harmon was granted a long-term equity incentive grant in the form of an option to purchase 1% of the total outstanding shares of the Company’s common stock as of the Effective Date. Such award vests in quarterly increments over a period of three years from the Effective Date, subject to Mr. Harmon’s continued employment by the Company on the applicable vesting date. Mr. Harmon’s option grant has an exercise price per share equal to $0.4305, which was the closing price of the Company’s common stock on the Nasdaq Stock Market on the grant date.

Pursuant to the Harmon Employment Agreement, Mr. Harmon agreed to be bound by certain non-compete and non-solicitation covenants contained therein.

The foregoing description of the Harmon Employment Agreement is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Chairman

Dr. Campbell’s appointment as President and Chief Executive Officer replaces the Company’s prior intentions for James Sapirstein to step in as Interim Executive Chairman. As previously disclosed in the Company’s Current Report on Form 8-K filed on August 22, 2023, Mr. Sapirstein has been serving as Lead Independent Director during the Company’s search for a replacement for Joseph Hernandez, who resigned on August 16, 2023. Mr. Sapirstein was originally intended to assume the position of Interim Executive Chairman on September 30, 2023. Instead, effective October 4, 2023, the Board elected Mr. Sapirstein as non-executive Chairman of the Board. Mr. Sapirstein will continue to serve as Lead Independent Director through October 31, 2023. In recognition of Mr. Sapirstein’s contributions to the Company as Lead Independent Director, the Board of Directors approved an increase in Mr. Sapirstein’s compensation for serving as Lead Independent Director from $25,000 to $40,000 per month for the period from August 2023 through October 2023.

Indemnification Agreements

Effective October 4, 2023, the Company adopted a new standard form of indemnification agreement with all of its officers and directors, including Dr. Campbell and Mr. Harmon. A form of the agreement is attached as Exhibit 10.3 hereto.

Item 8.01 Other Events.

On October 10, 2023, the Company issued a press release to announce the appointments of Neil Campbell and Bruce Harman described in Item 5.02 herein (the “Press Release”). The Press Release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, dated October 4, 2023, between the Company and Dr. Neil Campbell
10.2	Employment Agreement, dated October 4, 2023, between the Company and Bruce Harmon
10.3	Form of Indemnification Agreement
99.1	General Release of Claims, dated October 5, 2023
99.2	Press Release, dated October 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Water Biotech, Inc.

	By:	/s/ Dr. Neil Campbell
		Name:	Dr. Neil Campbell
		Title:	Chief Executive Officer

Dated: October 10, 2023

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